Exhibit 99

CARCO/DCMOT AUTO LOAN MASTER TRUST: RECONCILIATION OF CASH FLOWS	CASH FLOWS PAGE 1 OF 2
Collection Period: September 1, 2004 through September 30, 2004
ACCRUAL PERIOD: SEP 15, 2004 THROUGH OCT 14, 2004
DISTRIBUTION DATE: OCTOBER 15, 2004

	TRUST		SERIES	DCMOT	DCMOT
	TOTALS		2001-A	2002-A	2002-B
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	51,955,109.86	*	6,993,957.10	13,834,200.85	6,917,100.43
Principal Collections from Seller	0.00	*	0.00	0.00	0.00
Investment Income on Accounts	19,201.68		11,448.64	2,385.55	1,192.78
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00
Balances in Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00
Balance in Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00

TOTAL AVAILABLE	59,474,311.54		14,505,405.74	13,836,586.40	6,918,293.20

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	11,274,999.99		1,520,833.33	3,033,333.33	1,495,833.33
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00
Service Fees to Seller	6,785,714.29	*	833,333.33	1,831,501.83	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00
Excess Collections to Seller	33,913,597.26	*	4,651,239.07	8,971,751.24	4,506,708.95
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00

TOTAL DISBURSEMENTS	59,474,311.54		14,505,405.74	13,836,586.40	6,918,293.20

Proof	0.00		0.00	0.00	0.00

	DCMOT	DCMOT	DCMOT
	2003-A	2004-A	2004-B	OTHER
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	10,375,650.64	6,917,100.43	6,917,100.43	0.00
Principal Collections from Seller	0.00	0.00	0.00
Investment Income on Accounts	1,789.16	1,192.78	1,192.78
Balances in Principal Funding Accounts	0.00	0.00	0.00
Balances in Reserve Fund Accounts	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00	0.00	0.00
Balance in Yield Supplement Accounts	0.00	0.00	0.00
Other Adjustments	0.00	0.00	0.00	0.00

TOTAL AVAILABLE	10,377,439.80	6,918,293.20	6,918,293.20	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	2,262,500.00	1,487,500.00	1,475,000.00
Principal Due to Note/Certificateholders	0.00	0.00	0.00
Principal to Funding Account	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	0.00	0.00
Service Fees to Seller	1,373,626.37	915,750.92	915,750.92
Defaulted Amounts to Seller	0.00	0.00	0.00
Excess Collections to Seller	6,741,313.43	4,515,042.28	4,527,542.28	0.00
Excess Funding Account Balance to Seller	0.00	0.00	0.00

TOTAL DISBURSEMENTS	10,377,439.80	6,918,293.20	6,918,293.20	0.00

Proof	0.00	0.00	0.00	0.00

TO:
* Funds Transfer to/(from) Bank of New York :
255,798.31

CASH FLOWS PAGE 2 OF 2

INSTRUCTIONS TO BANK OF NEW YORK

1. Receive funds from:
Chrysler	$255,798.31
Investment Income	19,201.68
Collection Account	11,000,000.00	*
Reserve & Yield Accounts	0.00
Balance in Excess Funding Account	0.00
	$11,274,999.99
2. Distribute funds to:
Series Note/Certificate Holders	$11,274,999.99
Chrysler	0.00
Trust Deposit Accounts	0.00
	$11,274,999.99
3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.